Exhibit 99.4

The Black & Decker Corporation and Subsidiaries

Unaudited pro forma combined financial information as of September 26, 2004 and for the nine months ended September 26, 2004 and the year ended December 31, 2003

TABLE OF CONTENTS
The Black & Decker Corporation and Subsidiaries

Introduction to Pro Forma Combined Financial Information (Unaudited)           3
Pro Forma Combined Statement of Earnings (Unaudited)
  For the Nine Months Ended September 26, 2004                                 5
Pro Forma Combined Statement of Earnings (Unaudited)
  For the Year Ended December 31, 2003                                         6
Pro Forma Combined Balance Sheet as of September 26, 2004 (Unaudited)          7
Notes to Pro Forma Combined Financial Statements (Unaudited)                   8

INTRODUCTION TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited)
The Black & Decker Corporation and Subsidiaries

The following unaudited pro forma combined financial statements relate to the acquisition by The Black & Decker Corporation (Black & Decker) of the Tools Group (the Tools Group) from Pentair, Inc. (Pentair). On July 16, 2004, Black & Decker signed a definitive agreement to acquire the Tools Group from Pentair. On October 4, 2004, Black & Decker acquired the Tools Group. The cash purchase price for the transaction was approximately $775 million. Based upon the estimated increase in the net assets of the Tools Group, Black & Decker paid an additional $21.8 million, on a preliminary basis, to Pentair. The final purchase price is subject to customary adjustments based upon changes in the net assets of the Tools Group through the closing date. Finalization of the purchase price adjustment is expected in 2005. The effective closing date of the acquisition was after the close of business on October 2, 2004. As more fully described in note (e) of Notes to Pro Forma Combined Financial Statements, Black & Decker funded the acquisition of the Tools Group by utilizing existing cash, borrowings under its short-term borrowing facilities, and the issuance of $300.0 million of 4.75% senior unsecured notes, due in 2014. The pro forma adjustments are based upon presently available information, estimates and assumptions described herein and in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of earnings reflect the historical results of operations of Black & Decker for the year ended December 31, 2003 and the nine months ended September 26, 2004, with pro forma adjustments as if the acquisition of the Tools Group had occurred as of January 1, 2003. The unaudited pro forma combined balance sheet reflects the historical financial position of Black & Decker, with pro forma adjustments as if the acquisition had occurred on September 26, 2004. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supported, and (c) in the case of certain earnings adjustments, expected to have a continuing impact.

The unaudited pro forma combined financial statements are based upon the purchase method of accounting and Black & Decker's historical consolidated financial statements. These unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in Black & Decker's 2003 Annual Report on Form 10-K and the unaudited consolidated financial statements in Black & Decker's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2004.

Prior to the date of the acquisition, Black & Decker began to evaluate opportunities to restructure and integrate the Tools Group into its existing power tools and accessories business. Those evaluations continue at the present time. Black & Decker anticipates that, while certain integration actions will be formally approved and commence in 2004, finalization of its planned integration actions will not occur until some time in 2005. The pro forma adjustments do not reflect cost savings from synergies which may be realized or costs associated with the integration of the Tools Group into Black & Decker's existing business. In addition, the pro forma adjustments do not reflect the related accruals that would be established under purchase accounting, adjustments to estimated fair values of acquired assets, and the related change in goodwill that are likely to occur upon finalization of the plan of integration. The effects of one-time, nonrecurring transactions associated with the acquisition are not reflected in the unaudited pro forma combined statements of earnings. A final determination of the required purchase accounting adjustments has not yet been made, and the earnings results will vary from the pro forma earnings shown.

The unaudited pro forma combined financial statements presented are for informational purposes only and do not purport to represent what Black & Decker's financial position or results of operations as of the dates or for the periods presented would have been had the acquisition in fact occurred on such date or at the beginning of the periods indicated, or to project Black & Decker's financial position or results of operations for any future date or period. For purposes of preparing Black & Decker's consolidated financial statements subsequent to the acquisition, Black & Decker will establish a new basis for the Tools Group's assets and liabilities based upon fair values thereof and Black & Decker's purchase price, including the costs of the acquisition. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined financial statements. Black & Decker will perform an evaluation to determine the fair value of the Tools Group's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that evaluation. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

PRO FORMA COMBINED STATEMENT OF EARNINGS
(Unaudited) FOR THE NINE MONTHS ENDED SEPTEMBER 26, 2004
The Black & Decker Corporation and Subsidiaries
(Dollars in Millions Except Per Share Amounts)

                                                                                                             Pro Forma
                                               Historical     Historical       Adjustments                   Combined
                                                Black &         Tools             for                     Statements for
                                                Decker          Group        Acquisition (a)     Ref.       Acquisition
                                              ------------   ------------   -----------------   ------   ----------------
Sales                                           $ 3,673.0        $ 844.2             $     -                   $ 4,517.2
  Cost of goods sold                              2,309.3          664.3               (37.8)   (b)(c)           2,935.8
  Selling, general and administrative
    expenses                                        926.4          123.3                37.5    (c)(d)           1,087.2
  Restructuring and exit costs                          -              -                 1.8     (c)                 1.8
                                                ----------       --------            --------                  ----------
Operating Income                                    437.3           56.6                (1.5)                      492.4
  Interest expense (net of interest
    income)                                          13.8           20.7                (2.4)   (e)(f)              32.1
  Other expense                                       2.4              -                   -                         2.4
                                                ----------       --------            --------                  ----------
Earnings from Continuing
  Operations Before Income Taxes                    421.1           35.9                  .9                       457.9
  Income taxes                                      113.7           13.7                 1.0     (g)               128.4
                                                ----------       --------            --------                  ----------
Net Earnings from Continuing
  Operations                                    $   307.4        $  22.2             $   (.1)                  $   329.5
                                                ==========       ========            ========                  ==========

Net Earnings per Common Share from
Continuing Operations - Basic                   $    3.88                                                      $    4.16
                                                ==========                                                     ==========
  Shares Used in Computing Basic
   Earnings Per Share (in Millions)                  79.3                                                           79.3
                                                ==========                                                     ==========

Net Earnings per Common Share from
Continuing Operations - Diluted                 $    3.80                                                      $    4.07
                                                ==========                                                     ==========

  Shares Used in Computing Diluted
   Earnings Per Share (in Millions)                  80.9                                                           80.9
                                                ==========                                                     ==========

See Notes to Pro Forma Combined Financial Statements (Unaudited)

PRO FORMA COMBINED STATEMENT OF EARNINGS
(Unaudited) FOR THE YEAR ENDED DECEMBER 31, 2003
The Black & Decker Corporation and Subsidiaries
(Dollars in Millions Except Per Share Amounts)

                                                                                                            Pro Forma
                                               Historical     Historical       Adjustments                   Combined
                                                Black &         Tools             for                     Statements for
                                                Decker          Group        Acquisition (a)     Ref.       Acquisition
                                              ------------   ------------   -----------------   ------   ----------------
 Sales                                          $ 4,482.7      $ 1,081.4             $     -                   $ 5,564.1
  Cost of goods sold                              2,887.1          848.6               (51.2)   (b)(c)           3,684.5
  Selling, general and administrative
    expenses                                      1,135.3          159.6                50.2    (c)(d)           1,345.1
  Restructuring and exit costs                       31.6              -                 2.9     (c)                34.5
                                                ----------      ---------            --------                  ----------
Operating Income                                    428.7           73.2                (1.9)                      500.0
  Interest expense (net of interest
    income)                                          35.2           28.8                (5.2)   (e)(f)              58.8
  Other expense                                       2.6              -                   -                         2.6
                                                ----------      ---------            --------                  ----------
Earnings from Continuing
  Operations Before Income Taxes                    390.9           44.4                 3.3                       438.6
  Income taxes                                      103.7           17.0                 2.1      (g)              122.8
                                                ----------      ---------            --------                  ----------
Net Earnings from Continuing
  Operations                                    $   287.2       $   27.4             $   1.2                   $   315.8
                                                ==========      =========            ========                  ==========

Net earnings per Common Share from
Continuing Operations - Basic                   $    3.69                                                      $    4.05
                                                ==========                                                     ==========

  Shares Used in Computing Basic
   Earnings Per Share (in Millions)                  77.9                                                           77.9
                                                ==========                                                     ==========

Net earnings per Common Share from
Continuing Operations - Diluted                 $    3.68                                                      $    4.04
                                                ==========                                                     ==========

  Shares Used in Computing Diluted
   Earnings Per Share (in Millions)                  78.2                                                           78.2
                                                ==========                                                     ==========

See Notes to Pro Forma Combined Financial Statements (Unaudited)

PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 26, 2004 (Unaudited)
The Black & Decker Corporation and Subsidiaries
(Dollars in Millions Except Per Share Amounts)

                                                                                                            Pro Forma
                                               Historical     Historical       Adjustments                   Combined
                                                Black &         Tools             for                     Statements for
                                                Decker          Group        Acquisition (h)     Ref.       Acquisition
                                              ------------   ------------   -----------------   ------   ----------------
Assets
Cash and cash equivalents                       $   626.4       $    8.3            $ (501.0)    (e)           $   133.7
Trade receivables                                   982.7          204.0                   -                     1,186.7
Inventories                                         903.4          169.5                10.3     (i)             1,083.2
Current assets of discontinued
  operations                                         66.3              -                   -                        66.3
Other current assets                                179.8           25.7               (14.0)    (j)               191.5
                                                ----------      ---------           ---------                  ----------
  Total Current Assets                            2,758.6          407.5              (504.7)                    2,661.4
                                                ----------      ---------           ---------                  ----------

Property, Plant and Equipment                       613.9          123.5                 7.3    (b)(k)             744.7
Goodwill                                            786.6          409.7                (8.8)    (d)             1,187.5

                                                                                                (d)(j)
Other Assets                                       578.8            27.8               112.8    (l)(m)             719.4
                                                ----------      ---------           ---------                  ----------
                                                $ 4,737.9       $  968.5            $ (393.4)                  $ 5,313.0
                                                ==========      =========           =========                  ==========

Liabilities and Stockholders' Equity
Short-term borrowings                           $     2.8       $      -            $      -                   $     2.8
Current maturities of long-term debt                  0.4              -                   -                         0.4
Due to Pentair and affiliates                           -          686.1              (686.1)    (n)                  -
Trade accounts payable                              508.1          114.8                   -                       622.9
Current liabilities of discontinued
  operations                                         29.8              -                   -                        29.8
Other accrued liabilities                           880.2           97.1                (6.3)   (k)(o)             971.0
                                                ----------      ---------           ---------                  ----------
  Total Current Liabilities                       1,421.3          898.0              (692.4)                    1,626.9
                                                ----------      ---------           ---------                  ----------
Long-Term Debt                                      909.8              -               295.8     (e)             1,205.6
Deferred Income Taxes                               180.8           15.6                (9.1)    (j)               187.3
Postretirement Benefits                             460.7           26.3                (1.9)    (l)               485.1
Other Long-Term Liabilities                         506.7            0.4                42.4    (k)(o)             549.5
Stockholders' Equity
Common stock, par value                              40.3              -                   -                        40.3
Capital in excess of par value                      616.4           31.5               (31.5)    (p)               616.4
Unearned restricted stock
  compensation                                      (12.2)             -                   -                       (12.2)
Retained earnings                                 1,043.4              -                   -                     1,043.4
Accumulated other comprehensive
  income (loss)                                    (429.3)          (3.3)                3.3     (p)              (429.3)
                                                ----------      ---------           ---------                  ----------
  TOTAL STOCKHOLDERS'
    EQUITY                                        1,258.6           28.2               (28.2)                    1,258.6
                                                ----------      ---------           ---------                  ----------
                                                $ 4,737.9       $  968.5            $ (393.4)                  $ 5,313.0
                                                ==========      =========           =========                  ==========

See Notes to Pro Forma Combined Financial Statements (Unaudited)

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)
The Black & Decker Corporation and Subsidiaries

The unaudited pro forma combined statement of earnings for the nine months ended September 26, 2004 includes the results of operations of Black & Decker and the Tools Group for the nine months ended September 26, 2004 and October 2, 2004, respectively. The unaudited pro forma combined statement of earnings for the year ended December 31, 2003 includes the results of operations of Black &
Decker and the Tools Group, both for the year ended December 31, 2003. The unaudited pro forma combined balance sheet includes the financial position of Black & Decker as of September 26, 2004 and the Tools Group as of October 2, 2004.

As noted in the Introduction to Pro Forma Combined Financial Statements, a final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined financial statements. Black & Decker will perform an evaluation to determine the fair value of the Tools Group's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that evaluation. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

Prior to the date of the acquisition, Black & Decker began to evaluate opportunities to restructure and integrate the Tools Group into its existing power tools and accessories business. Those evaluations continue at the present time. Black & Decker anticipates that, while certain integration actions will be formally approved and commence in 2004, finalization of its planned integration actions will not occur until some time in 2005. The pro forma adjustments do not reflect cost savings from synergies which may be realized or costs associated with the integration of the Tools Group into Black & Decker's existing business. In addition, the pro forma adjustments do not reflect the related accruals that would be established under purchase accounting, adjustments to estimated fair values of acquired assets, and the related change in goodwill that are likely to occur upon finalization of the plan of integration. The effects of one-time, nonrecurring transactions associated with the acquisition are not reflected in the unaudited pro forma combined statements of earnings. A final determination of the required purchase accounting adjustments has not yet been made, and the earnings results will vary from the pro forma earnings shown.

   (a) The unaudited pro forma combined statement of earnings reflects the historical results of operations of Black & Decker and the Tools Group for the year ended December 31, 2003 and the nine months ended September 26, 2004, with pro forma adjustments as if the acquisition had occurred on January 1, 2003.

   (b) Under the purchase method of accounting, the Tools Group's property, plant and equipment has been adjusted to estimate its fair value. The preliminary fair value adjustment of $7.6 million includes adjustments for land and improvements, buildings, and machinery and equipment.

        Additional depreciation expense resulting from the increase in fair value is approximately $.6 million and $.5 million for the year ended December 31, 2003 and for the nine months ended September 26, 2004, respectively.

   (c) This adjustment reclassifies certain expenses of the Tools Group to conform to the classifications used by Black & Decker. This adjustment includes the reclassification of shipping and handling costs - from cost of goods sold to selling, general and administrative expenses - in the amount of $51.8 million and $38.3 million for the year ended December 31, 2003 and the nine months ended September 26, 2004, respectively. This adjustment also includes the reclassification of $2.9 million and $1.8 million from selling, general and administrative expenses to restructuring and exit costs for the year ended December 31, 2003 and the nine months ended September 26, 2004, respectively.

   (d) In determining the estimated fair value of acquired intangible assets for purposes of this pro forma financial information, Black & Decker has utilized generally accepted valuation techniques, coupled with available historical information and future assumptions. The results of that assessment are preliminary and subject to adjustment. Black & Decker has engaged a third party valuation specialist to perform a valuation. Such valuation will include an evaluation of the propriety of the inputs to the valuation models as well as the reasonableness of the resultant fair values and amortization periods. Upon completion of the third party valuation, which is currently in progress, the estimated fair values, related amortization periods, and amortization charges are subject to change. The following table summarizes, based upon Black & Decker's preliminary assessment, the identified intangible asset categories and average amortization periods:

     In millions                                  Amortization       Fair Value
                                                     Period
                                                 --------------     ------------
     Finite-life intangible assets
     Patented and proprietary technology            10 years            $   9.3
     Customer relationships                         15 years               12.3
                                                                        --------
       Weighted average amortization period         13 years
                                                                        $  21.6

     Indefinite-life intangible assets
     Trade names                                                        $ 105.4
     Goodwill                                                             400.9
                                                                        --------
                                                                        $ 527.9
                                                                        ========

        Additional amortization expense resulting from the increase in fair value of finite-life intangible assets is approximately $1.3 million and $1.0 million for the year ended December 31, 2003 and for the nine months ended September 26, 2004, respectively.

   (e) This adjustment represents the incremental interest expense associated with Black & Decker's acquisition of the Tools Group. The cash purchase price for the Tools Group was approximately $775 million. Based upon the estimated increase in the net assets of the Tools Group, Black & Decker paid an additional $21.8 million, on a preliminary basis, to Pentair. The final purchase price is subject to customary adjustments based upon changes in the net assets of the Tools Group through the closing date. Black & Decker initially funded the payment of the purchase price of the Tools Group by utilizing existing cash and cash equivalents and $125.0 million in additional borrowings under Black & Decker's existing commercial paper program.

        On October 18, 2004, Black & Decker issued senior unsecured notes in the principal amount of $300.0 million. The notes bear interest at a fixed rate of 4.75% and are due in 2014. Concurrently, Black & Decker entered into fixed-to-variable interest rate swap agreements with notional amounts totaling $200.0 million. Under the new swap agreements, Black & Decker receives a weighted-average fixed rate of 4.70% and pays at variable rates based on the six-month London Interbank Offered Rate
        (LIBOR). The senior unsecured notes resulted in $295.8 million of proceeds of which $125.0 million was used to repay the additional borrowings under Black & Decker's commercial paper program and the remaining proceeds were used to purchase short term investments.

        Additional interest expense resulting from the purchase of the Tools Group is $23.7 million and $17.7 million for the year ended December 31, 2003 and nine months ended September 26, 2004, respectively.

        A .125% increase in interest rates relative to the variable-rate elements of Black & Decker's financing of the Tools Group acquisition would result in a reduction in pro forma net income of $.6 million and $.4 million, for the year ended December 31, 2003 and nine months ended September 26, 2004, respectively.

   (f) This adjustment eliminates the intercompany interest expense of the Tools Group from Pentair and affiliates of $28.9 million and $20.1 million for the year ended December 31, 2003 and for the nine months ended September 26, 2004, respectively.

   (g) This adjustment records the tax impact of the pro forma adjustments. Pro forma adjustments relating to the Tools Group are recorded at its incremental tax rate of 38.3%. Other pro forma adjustments are recorded at the incremental tax rates of the respective jurisdictions.

   (h) The unaudited pro forma combined balance sheet reflects the historical financial position of Black & Decker and the Tools Group, with pro forma adjustments as if the acquisition had occurred September 26, 2004.

   (i) Under the purchase method of accounting, the Tools Group's inventory has been adjusted to its estimated fair value. The preliminary fair value adjustment of $10.3 million principally relates to work in progress and finished goods inventories. The pro forma statements of income exclude any adjustment to costs of goods sold related to the fair value step-up in the September 26, 2004 pro forma combined balance sheet due to the non-recurring nature of this expense.

   (j) This purchase accounting adjustment adjusts the recognized deferred tax assets and liabilities associated with the estimated tax effect on the difference between the new book basis and the tax basis of acquired assets and liabilities of the Tools Group, including valuation adjustments.

   (k) This adjustment eliminates assets and liabilities of the Tools Group that were not acquired or assumed by Black & Decker under the terms of the purchase agreement with Pentair. Assets that were not acquired consist of certain machinery and equipment with a net book value of $.3 million. Liabilities that were included in the Tools Group combined balance sheet at the acquisition date but were not assumed by Black & Decker consist of current liabilities of $16.8 million and long-term liabilities of $.4 million. Those current liabilities not assumed by Black & Decker principally include certain employee benefit accruals, estimated costs associated with the closure of a manufacturing facility, and additional purchase consideration associated with the Tools Group acquisition during 2004 of the remaining interest in an Asian joint venture.

   (l) This adjustment is to adjust the historical amounts recorded by the Tools Group to reflect, based upon preliminary actuarial valuations, the excess of projected benefit obligations assumed over the estimated fair value of plan assets to be transferred.

   (m) This adjustment of $7.0 million represents the write-down of a cost basis investment of the Tools Group to reflect the Tools Group's pro rata share of the underlying equity of that investment at the time of acquisition. Black & Decker continues to evaluate the estimated fair value of this cost basis investment.

   (n) This adjustment eliminates the amounts due to Pentair and affiliates reflected on the Tools Group combined balance sheet as of October 2, 2004. Adjustments include the elimination of intercompany debt of $476.6 million, intercompany payables of $208.0 million and intercompany income taxes payable of $1.5 million, all with Pentair and affiliates. These amounts were either not assumed by Black & Decker or were settled at the acquisition.

   (o) This adjustment represents liabilities that were contractually assumed by Black & Decker under the purchase agreement with Pentair. The liabilities have been recognized at their estimated fair value. The estimated fair value of these liabilities is preliminary. Current liabilities that were contractually assumed include a future payment of $5.5 million to an affiliate of Pentair. In addition Black & Decker contractually assumed future product liability claims for products manufactured and sold prior to the acquisition date and, under the purchase method of accounting, has estimated the preliminary fair value of this assumed liability to be $47.8 million. Black & Decker has engaged a third party actuary to perform a valuation. Such valuation will include an evaluation of the propriety of the inputs to the valuation models as well as the reasonableness of the resultant fair value of the assumed liability.

   (p) This adjustment eliminates the Tools Group's equity that represents the book value of net assets acquired.